Exhibit 99.1

News	Contact:
Heather Ferrante
ViaSat Inc.
+1 760-476-2633
www.viasat.com

ViaSat Announces Second Quarter Fiscal Year 2013 Results

Record New Contract Awards, Revenues, and Backlog

Carlsbad, Calif. –November 6, 2012 – ViaSat Inc. (NASDAQ: VSAT), an innovator in satellite and other wireless networking systems and services, announced financial results for the second quarter of fiscal year 2013. The fiscal second quarter results include record new contract awards and revenues of $548.0 million and $282.8 million, respectively, Adjusted EBITDA of $44.6 million and a net loss attributable to ViaSat common stockholders of $0.04 per share on a non-GAAP diluted basis or $0.18 per share on a diluted GAAP basis. Year-to-date, ViaSat reported new contract awards and revenues of $880.6 million and $524.6 million, respectively, Adjusted EBITDA of $74.1 million and a net loss attributable to ViaSat common stockholders of $0.22 per share on a non-GAAP diluted basis or $0.51 per share on a diluted GAAP basis.

“Our second quarter results vividly illustrate the growth and earnings potential of the markets we’ve been developing the last several years,” said Mark Dankberg, chairman and CEO of ViaSat. “New orders increased over 120%, revenues by over 27%, and Adjusted EBITDA by 14% compared to the same period last year. The government segment grew revenues 25%, operating earnings by 70%, and Adjusted EBITDA by 51% compared to last year’s second quarter, while booking over $170 million in new orders despite a very challenging defense budget environment. Consumer broadband subscriber growth continues to outpace the total broadband market, and contributed to a $15 million quarter-over-quarter gain in Adjusted EBITDA. Within satellite services, sequential revenue growth of $8 million yielded about $5 million in Adjusted EBITDA growth, highlighting the path to the investment returns we’ve been targeting for ViaSat-1.”

Financial Results1

(In millions, except per share data)	Q2 FY13	Q2 FY12	First 6 Mos. FY13	First 6 Mos. FY12
Revenues	$282.8	$223.0	$524.6	$418.1
Adjusted EBITDA[2]	$44.6	$39.0	$74.1	$75.1
Net (loss) income[3]	($7.9)	$8.0	($22.3)	$9.7
Diluted per share net (loss) income [3]	($0.18)	$0.18	($0.51)	$0.22
Non-GAAP net (loss) income [3,4]	($1.9)	$13.9	($9.7)	$21.1
Non-GAAP diluted per share net (loss) income [3,4]	($0.04)	$0.32	($0.22)	$0.48
Fully diluted weighted average shares [5]	43.6	43.9	43.4	43.9
New contract awards	$548.0	$245.7	$880.6	$499.3
Sales backlog[6]	$965.8	$575.4	$965.8	$575.4

[1]

ViaSat uses a 52 or 53 week fiscal year which ends on the Friday closest to March 31. ViaSat quarters for fiscal year 2013 end on June 29, 2012, September 28, 2012, December 28, 2012, and March 29, 2013.

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[2]

Adjusted EBITDA represents net income (loss) attributable to ViaSat Inc. before interest, taxes, depreciation and amortization, adjusted to exclude the effects of non-cash stock-based compensation expense and acquisition related expenses. A reconciliation of specific adjustments to GAAP results for these periods is included in the tables below.

[3]	Attributable to ViaSat Inc. common stockholders.
[4]

All non-GAAP net income (loss) numbers have been adjusted to exclude the effects of amortization of acquired intangible assets, acquisition related expenses, and non-cash stock-based compensation expenses, net of tax. A reconciliation of specific adjustments to GAAP results for these periods is included in the tables below.

[5]

As the second quarter and first six months of fiscal year 2013 financial information results in a net loss, the weighted average number of shares used to calculate basic and diluted net loss per share is the same, as diluted shares would be anti-dilutive.

[6]	Amounts include certain backlog adjustments due to contract changes and amendments.

Segment Results

(In millions)	Q2 FY13	Q2 FY12	First 6 Mos. FY13	First 6 Mos. FY12
Satellite Services
New contract awards	$67.1	$55.4	$141.1	$111.8
Revenues	$67.3	$55.4	$126.6	$112.3
Adjusted EBITDA	$8.7	$16.8	$13.1	$37.6
Commercial Networks
New contract awards	$307.2	$53.6	$371.9	$165.8
Revenues	$86.5	$64.2	$162.7	$116.3
Adjusted EBITDA	$4.7	$1.8	$8.4	$3.4
Government Systems
New contract awards	$173.7	$136.7	$367.6	$221.7
Revenues	$129.0	$103.4	$235.3	$189.6
Adjusted EBITDA	$31.2	$20.6	$52.7	$34.2

Satellite Services revenues increased for the quarter and year-to-date as our total subscriber base expanded to 429,000 and the value of a higher mix of retail subscribers and the related average revenue per user (ARPU) drove growth. Satellite Services Adjusted EBITDA declined for the quarter and year-to-date compared to last year as the incremental margins gained through subscriber growth do not yet cover the fixed cost increases we undertook due to the ViaSat-1 satellite. Commercial Networks revenues and Adjusted EBITDA increased for the quarter and year-to-date as satellite terminal sales and Ka-band network development revenues grew as global demand for Ka-band satellite networks and services expanded. Government Systems revenues and Adjusted EBITDA improved in the second quarter and year-to-date as our government mobile broadband products and services, command and control and tactical satellite networks revenues and associated earnings overcame reductions in information assurance product sales.

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Selected Fiscal Second Quarter Business Highlights

•	For the second quarter, our consumer Internet service reported the following metrics:

•	Ending subscribers: 429,000 (34.7% on ViaSat-1)

•	Gross adds: 54,835

•	Migrations from WildBlue® to Exede® service: 16,432

•	Total new service installations (gross adds and migrations): 71,267

•	Net new subscribers: 24,100

•	Average monthly churn: 2.5%

•	Weighted ARPU: $47.96

•	Received 10,000+ order for SurfBeam® 2 broadband terminals for Eutelsat’s KA-SAT from an Eastern European election agency.

•	Received $34 million Lot 13 award for MIDS-LVT terminals.

•	Began work on satellite infrastructure system for the NBN Co Australian national broadband network, which includes the ground-based communications, network management, and data processing systems.

•	Won several awards in our Comsat Labs group to develop new products and technologies for future protected military satcom systems for the Department of Defense.

•	Received $15 million in orders for in-line network encryptor products.

•

Subsequent to the quarter end, on October 12, 2012, we issued an additional $300.0 million in aggregate principal amount of our 6.875% Senior Notes due 2020. The net proceeds from the notes offering are being used primarily to repurchase our outstanding 8.875% Senior Notes due 2016 pursuant to a cash tender offer and redemption.

•

Contracted with American Red Cross Disaster Services to use portable Exede Enterprise satellite services to establish communications in areas with no cell connections or vehicle access for site command and control, live video and imagery, and two-way information sharing. The Red Cross successfully deployed these mobile terminals in support of Hurricane Sandy disaster relief.

•	Reached wholesale distribution agreement with a service provider in Latin America for bandwidth to extend Ka-band satellite Internet access into northern Mexico.

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Safe Harbor Statement

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, among others, statements that refer to the growth and earnings potential of our markets and our financial results being on target. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: our ability to successfully implement our business plan for our broadband satellite services on our anticipated timeline or at all; negative audits by the U.S. government; continued turmoil in the global business environment and economic conditions; delays in approving U.S. government budgets and cuts in government defense expenditures; our reliance on U.S. government contracts, and on a small number of contracts which account for a significant percentage of our revenues; our ability to successfully develop, introduce and sell new technologies, products and services; reduced demand for products as a result of continued constraints on capital spending by customers; changes in relationships with, or the financial condition of, key customers or suppliers; our reliance on a limited number of third parties to manufacture and supply our products; increased competition and other factors affecting the communications and defense industries generally; the effect of adverse regulatory changes on our ability to sell products and services; our level of indebtedness and ability to comply with applicable debt covenants; our involvement in litigation, including intellectual property claims and litigation to protect our proprietary technology; and our dependence on a limited number of key employees. In addition, please refer to the risk factors contained in our SEC filings available at www.sec.gov, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements for any reason.

Conference Call

ViaSat Inc. will host a conference call to discuss the fiscal year 2013 second quarter results at 5:00 p.m. Eastern Time on Tuesday, November 6, 2012. The dial-in number is (877) 640-9809 in the U.S. and (914) 495-8528 internationally. A replay of the conference call will be available from 8:00 p.m. Eastern Time on Tuesday, November 6 until midnight on Wednesday, November 7 by dialing (855) 859-2056 for U.S. callers and (404) 537-3406 for international callers, and entering the conference ID 59115945. You can also access our conference call webcast and other material financial information discussed on our conference call on the Investor Relations section of our website at investors.viasat.com. The call will be archived and available on that site for approximately one month immediately following the conference call.

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About ViaSat (www.viasat.com)

ViaSat delivers fast, secure communications, Internet, and network access to virtually any location for consumers, governments, enterprise, and the military. The company offers fixed and mobile satellite network services including Exede by ViaSat, which features ViaSat-1, the world’s highest capacity satellite; service to more than 1,750 mobile platforms, including Yonder® Ku-band mobile Internet; satellite broadband networking systems; and network-centric military communication systems and cyber security products for the U.S. and allied governments. ViaSat also offers communication system design and a number of complementary products and technologies. Based in Carlsbad, California, ViaSat has established a number of worldwide locations for customer service, network operations, and technology development.

Use of Non-GAAP Financial Information

To supplement ViaSat’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), ViaSat uses non-GAAP net income (loss) attributable to ViaSat Inc. and Adjusted EBITDA, measures ViaSat believes are appropriate to enhance an overall understanding of ViaSat’s past financial performance and prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting and facilitates comparisons to the company’s historical operating results. Further, these non-GAAP results are among the primary indicators that management uses as a basis for evaluating the operating performance of our segments, allocating resources to such segments, planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation of specific adjustments to GAAP results is provided in the tables below.

WildBlue, Exede, SurfBeam and Yonder are registered trademarks and service marks of ViaSat, Inc.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share data)

	Three months ended		Six months ended
	September 28, 2012	September 30, 2011	September 28, 2012	September 30, 2011
Revenues:
Product revenues	$168,475	$146,611	$316,204	$269,157
Service revenues	114,347	76,413	208,381	148,968

Total revenues	282,822	223,024	524,585	418,125
Operating expenses:
Cost of product revenues	121,421	107,909	230,470	200,194
Cost of service revenues	95,382	54,204	173,951	103,520
Selling, general and administrative	54,079	44,379	110,580	86,112
Independent research and development	8,758	6,809	16,127	12,503
Amortization of acquired intangible assets	4,041	4,767	8,105	9,539

(Loss) income from operations	(859)	4,956	(14,648)	6,257
Interest expense, net	(11,508)	(198)	(22,994)	(172)

(Loss) income before income taxes	(12,367)	4,758	(37,642)	6,085
Benefit from income taxes	(4,510)	(3,411)	(15,352)	(3,678)

Net (loss) income	(7,857)	8,169	(22,290)	9,763
Less: Net income attributable to the noncontrolling interest, net of tax	50	194	37	29

Net (loss) income attributable to ViaSat Inc.	$(7,907)	$7,975	$(22,327)	$9,734

Diluted net (loss) income per share attributable to ViaSat Inc. common stockholders	$(0.18)	$0.18	$(0.51)	$0.22

Diluted common equivalent shares	43,615	43,894	43,399	43,860

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT INC.

ON A GAAP BASIS AND NON-GAAP BASIS IS AS FOLLOWS:

	Three months ended		Six months ended
	September 28, 2012	September 30, 2011	September 28, 2012	September 30, 2011
GAAP net (loss) income attributable to ViaSat Inc.	$(7,907)	$7,975	$(22,327)	$9,734
Amortization of acquired intangible assets	4,041	4,767	8,105	9,539
Stock-based compensation expense	5,805	4,804	12,424	8,979
Income tax effect	(3,808)	(3,688)	(7,900)	(7,160)

Non-GAAP net (loss) income attributable to ViaSat Inc.	$(1,869)	$13,858	$(9,698)	$21,092

Non-GAAP diluted net (loss) income per share attributable to ViaSat Inc. common stockholders	$(0.04)	$0.32	$(0.22)	$0.48

Diluted common equivalent shares	43,615	43,894	43,399	43,860

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT INC.

AND ADJUSTED EBITDA IS AS FOLLOWS:

	Three months ended		Six months ended
	September 28, 2012	September 30, 2011	September 28, 2012	September 30, 2011
GAAP net (loss) income attributable to ViaSat Inc.	$(7,907)	$7,975	$(22,327)	$9,734
Benefit from income taxes	(4,510)	(3,411)	(15,352)	(3,678)
Interest expense, net	11,508	198	22,994	172
Depreciation and amortization	39,676	29,426	76,393	59,907
Stock-based compensation expense	5,805	4,804	12,424	8,979

Adjusted EBITDA	$44,572	$38,992	$74,132	$75,114

AN ITEMIZED RECONCILIATION BETWEEN SEGMENT OPERATING PROFIT (LOSS) BEFORE

CORPORATE AND AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS AND ADJUSTED EBITDA IS AS FOLLOWS:

(In thousands)

	Three months ended September 28, 2012				Three months ended September 30, 2011
	Satellite Services	Commercial Networks	Government Systems	Total	Satellite Services	Commercial Networks	Government Systems	Total
Segment operating (loss) profit before corporate and amortization of acquired intangible assets	$(19,373)	$(1,836)	$24,391	$3,182	$(1,739)	$(2,871)	$14,333	$9,723
Depreciation *	26,045	2,870	4,290	33,205	16,974	2,549	4,105	23,628
Stock-based compensation expense	1,305	2,095	2,405	5,805	975	1,649	2,180	4,804
Other amortization	703	1,617	88	2,408	560	462	—	1,022

Adjusted EBITDA before other	$8,680	$4,746	$31,174	44,600	$16,770	$1,789	$20,618	39,177

Other				(28)				(185)

Adjusted EBITDA				$44,572				$38,992

	Six months ended September 28, 2012				Six months ended September 30, 2011
	Satellite Services	Commercial Networks	Government Systems	Total	Satellite Services	Commercial Networks	Government Systems	Total
Segment operating (loss) profit before corporate and amortization of acquired intangible assets	$(41,889)	$(3,905)	$39,251	$(6,543)	$194	$(6,111)	$21,713	$15,796
Depreciation *	50,598	5,625	8,136	64,359	34,804	5,013	8,183	48,000
Stock-based compensation expense	2,633	4,612	5,179	12,424	1,947	2,709	4,323	8,979
Other amortization	1,728	2,075	88	3,891	604	1,763	—	2,367

Adjusted EBITDA before other	$13,070	$8,407	$52,654	74,131	$37,549	$3,374	$34,219	75,142

Other				1				(28)

Adjusted EBITDA				$74,132				$75,114

*	Depreciation expenses not specifically recorded in a particular segment have been allocated based on sales, which management believes is a reasonable method.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands)

Assets	As of September 28, 2012	As of March 30, 2012	Liabilities and Equity	As of September 28, 2012	As of March 30, 2012
Current assets:			Current liabilities:
Cash and cash equivalents	$136,118	$172,583	Accounts payable	$80,646	$75,040
Accounts receivable, net	231,606	211,690	Accrued liabilities	154,406	159,762
Inventories	132,890	127,646	Current portion of other long-term debt	1,270	1,240

Deferred income taxes	20,291	20,316	Total current liabilities	236,322	236,042
Prepaid expenses and other current assets	34,718	30,917	Senior Notes, net	548,039	547,791

Total current assets	555,623	563,152	Other long-term debt	131	774
			Other liabilities	57,060	50,353

Property, equipment and satellites, net	886,566	880,704	Total liabilities	841,552	834,960

Other acquired intangible assets, net	55,059	63,041	Total ViaSat Inc. stockholders’ equity	897,562	887,975
Goodwill	83,537	83,461	Noncontrolling interest in subsidiary	4,255	4,218

Other assets	162,584	136,795	Total equity	901,817	892,193

Total assets	$1,743,369	$1,727,153	Total liabilities and equity	$1,743,369	$1,727,153